UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Ms. Geraldine Ferraro had previously served on the Audit Committee of the board of directors of Goodrich Petroleum Corporation (the “Company”). Following her passing in March 2011, the Company currently has only two directors serving on its Audit Committee. On April 6, 2011, the Company submitted an Interim Written Affirmation to notify the New York Stock Exchange (the “NYSE”) that the Company was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires three independent directors to serve on a listed company’s Audit Committee. Because the deficiency is due to the death of a director, however, the NYSE provides for a six-month grace period to cure the deficiency. The Company intends to cure the deficiency by appointing a third independent director to the Audit Committee within the six-month grace period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: April 12, 2011	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

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